As filed with the Securities and Exchange Commission on July 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Park Ha Biological Technology Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

901, Building C, Phase 2, Wuxi International Life Science Innovation Campus 196 Jinghui East Road Xinwu District, Wuxi, Jiangsu Province People’s Republic of China	214000
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2025 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (212) 947-7200

(Name, address and telephone number of agent for service)

Copy to:

Kyle Leung, Esq.

Concord & Sage PC

1360 Valley Vista Dr Suite 140

Diamond Bar, CA 91765
Tel: 929-989-7572

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ¨☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 4,500,000 ordinary shares, par value US$0.00002 each (the “Ordinary Shares”) of Park Ha Biological Technology Co., Ltd. (the “Registrant”) reserved for future delivery of shares pursuant to the awards granted or to be granted under the  Registrant’s Amended and Restated 2025 Share Incentive Plan (the “Amended Plan”), which were not previously registered under the registration statements on Form S-8 (File No. 333-285482), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 3, 2025 (the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, are incorporated by reference into this Registration Statement, except that the provisions contained in Part I of the Prior Registration Statements are modified as set forth in this Registration Statement.

On July 7, 2025, the Registrant’s board of directors approved the adoption of the Amended Plan, which amended and restated the Registrant’s 2025 Share Incentive Plan to, among other things, increase the maximum aggregate number of Ordinary Shares that may be issued shall be 7,500,000 Ordinary Shares. The awards granted under the 2025 Share Incentive Plan shall remain valid in accordance with the terms and conditions thereunder.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The Registrant has adopted the Amended Plan. The maximum aggregate number of Ordinary Shares that are available for issuance under the Amended Plan is 7,500,000 Ordinary Shares. This Registration Statement on Form S-8 is being filed with the Commission for the purposes of registering an additional 4,500,000 Ordinary Shares issuable under the Amended Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	the Registrant’s registration statement on Form S-8 (File No. 333-285482) filed with the Commission on March 3, 2025;

(b)	the Registrant’s Annual Report on Form 20-F (File No. 001-42453) for the fiscal year ended October 31, 2024, filed with the Commission on February 24, 2025;

(c)	the Registrant’s Current Reports on Form 6-K (File No. 001-42453) filed with the Commission on December 30, 2024, January 7, 2025 and January 24, 2025; and

(d)	the description of the Registrant’s Ordinary Shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-42453) filed with the Commission on December 26, 2024, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description
5.1*	Opinion of Ogier with respect to the validity of the securities being registered.
10.1*	Amended and Restated 2025 Share Incentive Plan.
23.1*	Consent of WWC, P.C., an independent registered public accounting firm.
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in China, on July 10, 2025.

Park Ha Biological Technology Co., Ltd.

By:	/s/ Xiaoqiu Zhang
Xiaoqiu Zhang
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on July 10, 2025.

Signature	Title

/s/ Xiaoqiu Zhang	Chief Executive Officer and
Xiaoqiu Zhang	Chairperson of the Board (principal executive officer)

/s/ Xiaoyan Zhu	Chief Financial Officer
Xiaoyan Zhu	(principal financial officer and principal accounting officer)

/s/ Li Wang
Li Wang	Director

/s/ Yanan Shan
Yanan Shan	Independent Director

/s/ Qixiong Sheng
Qixiong Sheng	Independent Director

/s/ Xiaozhong Yu
Xiaozhong Yu	Independent Director

/s/ Da Yang
Da Yang	Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Park Ha Biological Technology Co., Ltd., has signed this registration statement on July 10, 2025.

Concord & Sage PC

By:	/s/ Kyle Leung
Name:	Kyle Leung

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